Exhibit 99.1

Nine Energy Service Announces First Quarter 2024 Results

•	Revenue, net loss and adjusted EBITDAA of $142.1 million, $(8.1) million and $15.0 million, respectively, for the first quarter of 2024

•	Despite flat US rig count, increased gross profit in Q1 versus Q4

•	Surpassed 60,000 StingerTM Dissolvable Plug units sold

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported first quarter 2024 revenues of $142.1 million, net loss of $(8.1) million, or $(0.24) per diluted share and $(0.24) per basic share, and adjusted EBITDA of $15.0 million. The Company had provided original first quarter 2024 revenue guidance between $135.0 and $145.0 million, with actual results coming within the provided range.

“The US land market was relatively stable in Q1, with the average US rig count remaining flat quarter over quarter. This was reflected in our revenue, which also remained relatively flat versus Q4 and was within the upper range of our original revenue guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“Despite a flat rig count, we increased our gross profit quarter over quarter due mostly to reduced whitespace, specifically within coil tubing where revenue increased by approximately 11% quarter over quarter. Completion tool revenue was relatively flat this quarter, despite a decrease in international sales. Additionally, we reached a major milestone in Q1, surpassing 60,000 Stinger Dissolvable Plug units sold since we introduced the technology in Q1 2020.”

“Although oil prices have been supportive, we saw a further decline in natural gas prices to below $2.00 starting in February and continuing into Q2. We do expect incremental activity slowdowns in the natural-gas levered basins, specifically the Northeast and Haynesville. Additionally, our cementing business will see full quarter realizations of pricing pressure in Q2. Because of this, we expect Q2 revenue to be down compared with Q1.”

“Despite this pause in activity in natural-gas levered basins, we remain positive on the medium and long-term outlook for the natural gas markets, and maintaining our footprint will be imperative to ensure we are able to capitalize when gas prices recover.”

“Our business is nimble, and we have shown our ability to capitalize quickly when market shifts. I believe our service and commodity diversity is critical, and we remain focused on diversifying more of our revenue streams to completion tools and the international markets. Our strategy of providing an asset-light business with forward-leaning technology and excellent service is unchanged and unique within oilfield services.”

Operating Results

During the first quarter of 2024, the Company reported revenues of $142.1 million, gross profit of $17.1 million and adjusted gross profitB of $26.1 million. During the first quarter, the Company generated ROIC of (10.9)% and adjusted ROICC of 6.0%.

During the first quarter of 2024, the Company reported general and administrative (“G&A”) expense of $12.3 million. Depreciation and amortization expense (“D&A”) in the first quarter of 2024 was $9.5 million.

The Company’s tax provision was approximately $0.2 million for the quarter. The provision for 2024 is the result of the Company’s tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the first quarter of 2024, the Company reported net cash used in operating activities of $(8.8) million. Capital expenditures totaled $5.6 million during the first quarter of 2024.

As of March 31, 2024, Nine’s cash and cash equivalents were $10.2 million, and the Company had $27.3 million of availability under the revolving credit facility, resulting in a total liquidity position of $37.5 million as of March 31, 2024. On March 31, 2024, the Company had $52.0 million of borrowings under the revolving credit facility.

As per the terms of the indenture governing Nine’s senior secured notes, the Company is required to periodically offer to repurchase such notes with a portion of any Excess Cash Flow. Nine did not generate any Excess Cash Flow, as defined in the indenture, in the most recently ended two fiscal quarters (the six-month period ended March 31, 2024). As a result, no Excess Cash Flow offer will be made to noteholders this month.

On November 6, 2023, the Company entered into an Equity Distribution Agreement. During the quarter ended March 31, 2024, no sales were made under the Equity Distribution Agreement.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Tuesday, May 7, 2024, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through May 21, 2024 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13739259.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Revenues	$142,120	$144,073
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	116,006	118,514
General and administrative expenses	12,265	12,810
Depreciation	6,734	7,003
Amortization of intangibles	2,796	2,829
(Gain) loss on revaluation of contingent liability	(74)	25
(Gain) loss on sale of property and equipment	(26)	699

Income from operations	4,419	2,193
Interest expense	12,792	12,813
Interest income	(310)	(324)
Other income	(162)	(162)

Loss before income taxes	(7,901)	(10,134)
Provision for income taxes	154	171

Net loss	$(8,055)	$(10,305)
Loss per share
Basic	$(0.24)	$(0.30)
Diluted	$(0.24)	$(0.30)
Weighted average shares outstanding
Basic	33,850,317	33,850,317
Diluted	33,850,317	33,850,317
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(210)	$213

Total other comprehensive income (loss), net of tax	(210)	213

Total comprehensive loss	$(8,265)	$(10,092)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$10,237	$30,840
Accounts receivable, net	90,968	88,449
Income taxes receivable	344	490
Inventories, net	56,340	54,486
Prepaid expenses and other current assets	9,798	9,368

Total current assets	167,687	183,633
Property and equipment, net	81,232	82,366
Operating lease right of use assets, net	40,600	42,056
Finance lease right of use assets, net	31	51
Intangible assets, net	87,633	90,429
Other long-term assets	3,227	3,449

Total assets	$380,410	$401,984

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$38,828	$33,379
Accrued expenses	22,804	36,171
Current portion of long-term debt	1,805	2,859
Current portion of operating lease obligations	10,396	10,314
Current portion of finance lease obligations	21	31

Total current liabilities	73,854	82,754
Long-term liabilities
Long-term debt	317,100	320,520
Long-term operating lease obligations	30,903	32,594
Other long-term liabilities	1,867	1,746

Total liabilities	423,724	437,614

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 35,324,861 shares issued and outstanding at both March 31, 2024 and December 31, 2023)	353	353
Additional paid-in capital	795,687	795,106
Accumulated other comprehensive loss	(5,069)	(4,859)
Accumulated deficit	(834,285)	(826,230)

Total stockholders’ equity (deficit)	(43,314)	(35,630)

Total liabilities and stockholders’ equity (deficit)	$380,410	$401,984

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Cash flows from operating activities
Net loss	$(8,055)	$(10,305)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities
Depreciation	6,734	7,003
Amortization of intangibles	2,796	2,829
Amortization of deferred financing costs	1,795	1,728
Amortization of operating leases	3,294	3,454
Provision for (recovery of) doubtful accounts	(1)	—
Provision for inventory obsolescence	220	355
Stock-based compensation expense	581	578
(Gain) loss on sale of property and equipment	(26)	699
(Gain) loss on revaluation of contingent liability	(74)	25
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(2,533)	(3,352)
Inventories, net	(2,229)	3,941
Prepaid expenses and other current assets	(430)	(3,650)
Accounts payable and accrued expenses	(7,796)	24,102
Income taxes receivable/payable	148	405
Operating lease obligations	(3,251)	(3,410)
Other assets and liabilities	(10)	(78)

Net cash provided by (used in) operating activities	(8,837)	24,324

Cash flows from investing activities
Proceeds from sales of property and equipment	28	76
Purchases of property and equipment	(5,488)	(8,518)

Net cash used in investing activities	(5,460)	(8,442)

Cash flows from financing activities
Payments on ABL credit facility	(5,000)	—
Proceeds from short-term debt	—	4,733
Payments of short-term debt	(1,054)	(1,874)
Payments on finance leases	(10)	(20)
Payments of contingent liability	(159)	(136)
Vesting of restricted stock and stock units	—	—

Net cash provided by (used in) financing activities	(6,223)	2,703

Impact of foreign currency exchange on cash	(83)	96

Net increase (decrease) in cash and cash equivalents	(20,603)	18,681
Cash and cash equivalents
Beginning of period	30,840	12,159

End of period	$10,237	$30,840

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Net loss	$(8,055)	$(10,305)
Interest expense	12,792	12,813
Interest income	(310)	(324)
Depreciation	6,734	7,003
Amortization of intangibles	2,796	2,829
Provision for income taxes	154	171

EBITDA	$14,111	$12,187

(Gain) loss on revaluation of contingent liability (1)	(74)	25
Restructuring charges	27	823
Stock-based compensation expense	581	578
Cash award expense	415	320
(Gain) loss on sale of property and equipment	(26)	699
Legal fees and settlements (2)	—	16

Adjusted EBITDA	$15,034	$14,648

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.
(2)	Amounts represent fees and legal settlements associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Net loss	$(8,055)	$(10,305)
Add back:
Interest expense	12,792	12,813
Interest income	(310)	(324)
Restructuring charges	27	823

Adjusted after-tax net operating income (loss) (1)	$4,454	$3,007

Total capital as of prior period-end:
Total stockholders’ deficit	$(35,630)	$(26,116)
Total debt	359,859	357,000
Less: cash and cash equivalents	(30,840)	(12,159)

Total capital as of prior period-end:	$293,389	$318,725

Total capital as of period-end:
Total stockholders’ deficit	$(43,314)	$(35,630)
Total debt	353,805	359,859
Less: cash and cash equivalents	(10,237)	(30,840)

Total capital as of period-end:	$300,254	$293,389

Average total capital	$296,822	$306,057

ROIC	-10.9%	-13.5%
Adjusted ROIC (1)	6.0%	3.9%

(1)

Previously, in our SEC filings, press releases and other investor materials issued prior to December 31, 2023, we referred to (a) adjusted ROIC as ROIC and (b) adjusted after-tax net operating profit (loss) as after-tax net operating profit (loss). We have made no changes to the manner in which these measures are calculated and have only revised the titles of these measures to more clearly identify them as non-GAAP measures.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Calculation of gross profit:
Revenues	$142,120	$144,073
Cost of revenues (exclusive of depreciation and amortization shown separately below)	116,006	118,514
Depreciation (related to cost of revenues)	6,263	6,513
Amortization of intangibles	2,796	2,829

Gross profit	$17,055	$16,217

Adjusted gross profit reconciliation:
Gross profit	$17,055	$16,217
Depreciation (related to cost of revenues)	6,263	6,513
Amortization of intangibles	2,796	2,829

Adjusted gross profit	$26,114	$25,559

NINE ENERGY SERVICE, INC.

EXCESS CASH FLOW CALCULATION

(In Thousands)

(Unaudited)

March 31, 2024
Net cash provided by operating activities (1)	$15,487
Repurchases of common stock in connection with stock-based employee compensation	—
Capital expenditures used or useful in a Permitted Business:
Purchases of property and equipment	(14,006)
Proceeds from sales of property and equipment	104
Repayments of ABL Obligations	1,655
Charges in respect of finance lease obligations	(30)
Debt issuance costs	—
Payments on short-term debt	(2,928)
Impact of foreign exchange rate on cash	13
Contingent liability payments	(295)

Excess Cash Flow	$—
Excess Cash Flow %	75%
Excess Cash Flow Amount	$—

(1)

Amount consists of the Company’s consolidated operating cash flow, determined in accordance with GAAP, for the fiscal quarter ended December 31, 2023 ($24.3 million of net cash provided by operating activities) and for the fiscal quarter ended March 31, 2024 ($8.8 million of net cash used in operating activities).

See the definition of Excess Cash Flow included in the Indenture filed as Exhibit 4.2 to the Current Report on Form 8-K filed February 1, 2023.

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) loss or gain on revaluation of contingent liabilities, (v) loss or gain on the extinguishment of debt, (vi) loss or gain on the sale of subsidiaries, (vii) restructuring charges, (viii) stock-based compensation and cash award expense, (ix) loss or gain on sale of property and equipment, and (x) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) fees and expenses relating to our units offering and other refinancing activities, (iv) interest expense (income), (v) restructuring charges, (vi) loss (gain) on the sale of subsidiaries, (vii) loss (gain) on extinguishment of debt, and (viii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance. Previously, in our SEC filings, press releases and other investor materials issued prior to December 31, 2023, we referred to (a) adjusted ROIC as ROIC and (b) adjusted after-tax net operating profit (loss) as after-tax net operating profit (loss). We have made no changes to the manner in which these measures are calculated and have only revised the titles of these measures to more clearly identify them as non-GAAP measures.